EXHIBIT 10.9

                                 THIRD AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


         THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into effective as of January 1, 2001 by and between PHYAMERICA PHYSICIAN GROUP, INC., f/k/a COASTAL PHYSICIAN GROUP, INC., a Florida corporation ("Employer" or the "Company") and EUGENE F. DAUCHERT, JR. ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Employer and Employee have previously entered into an employment agreement dated July 1, 1997, as amended by that certain First Amendment to Employment Agreement dated January 1, 1999, as further amended by that certain Second Amendment to Employment Agreement dated January 1, 2000, (collectively the "Agreement") under which Employee is currently employed by Employer;

         WHEREAS, compensation under the Agreement is set for each calendar year during the term of the Agreement by agreement of Employer and Employee, and the Employer and Employee have agreed upon the compensation arrangements for calendar year 2001 and now desire to substitute the attached Exhibit A as Exhibit A to the Agreement effective as of January 1, 2001;

         NOW, THEREFORE, in consideration of the terms and conditions set forth in this Amendment, the parties hereby agree that the Agreement is hereby modified as follows:

1. Replacement of Exhibit A. Exhibit A, Compensation, attached to the Agreement is hereby replaced by the Exhibit A dated January 1, 2001 and attached to this Amendment.

2. This Amendment shall be an amendment and modification to the Agreement and shall become part of the Agreement and employment arrangement between Employee and Employer from and after the date of this Amendment. All capitalized terms not defined herein shall have the same meaning as set forth in the Agreement. Any conflict between terms of this Amendment and the Agreement will be resolved in favor of this Amendment. Except as amended herein, all terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EMPLOYEE:                                    PHYAMERICA PHYSICIAN
                                             GROUP, INC.





                                    (SEAL)   By:
------------------------------------            --------------------------------
Eugene F. Dauchert, Jr.                      Its:
                                                 -------------------------------
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                                    EXHIBIT A
                                    ---------

                                  Compensation
                                  ------------

                                 January 1, 2001

1. Base Salary. For services provided as an employee of Employer, Employee shall receive, a base salary of $240,000 per annum (the "Base Salary") payable in accordance with Employer's current payroll practices. The Base Salary shall be subject to annual review and adjustment as of each January 1, with the next review and adjustment to be effective January 1, 2002.

2. Incentive Bonus. For calendar year 2001, Employee shall be entitled to an incentive or performance bonus (the "Incentive Bonus") of up to 40% of annual Base Salary, based on the following:

     (a.) Employee must be employed by Employer on the last day of the measuring period for the incentive performance bonus (the last day of the calendar quarter for quarterly incentives, and the last day of the calendar year for annual incentives) unless Employee's employment has been terminated (i) by Employer without cause under Section 12(a),
          (ii) by death or disability of Employee under Section 12(d) where such death or disability occurs within the last 4 months of 2001 or (iii) by Employee because of a material breach by Employer as provided in
          Section 12(e).

     (b.) Employee's Incentive Bonus shall be based on the following criteria, subject to a cap of 40% of annual Base Salary as previously indicated:

          (i) 2.5% of Base Salary for each calendar quarter (up to a total of 10% of Base Salary per year) in which PhyAmerica Physician Services, Inc. ("PPS") achieves an operating profit of 5% or greater. For purposes of this incentive calculation only, operating profit shall be determined prior to debt and financing expense allocated to PPS, including program fees or other financing costs arising out of the receivables financing provided by affiliates of National Century Financial Enterprises, Inc. ("NCFE").

          (ii) up to 5% of Base Salary for successful implementation of a managed care contracting department and a physician or group enrollment process for the Company, in which it is demonstrated that the collections for physician services have been increased, using PPS' largest fifteen client accounts, as measured by increased collections per relative value unit ("RVU") produced or by increased collections per visit.

          (iii) up to 5% of Base Salary for (1) renewal of the professional liability insurance (malpractice) program for the Company, its subsidiaries and all independent contractor physicians and other contracted or employed healthcare providers, and (2) the implementation of a risk management department, including oversight over the hiring of a senior level manager for the department and the appropriate staffing of the department to track and manage the reporting of all malpractice claims and incidents, oversight over the claims management and resolution of claims and malpractice lawsuits and the maintenance of claims loss runs and other related information in a loss run and claims database system.

          (iv) 2.5% of Base Salary for each calendar quarter (but limited to a maximum of 5% of Base Salary per year) in which the Company, on a consolidated basis, achieves or exceeds budgeted net operating results, after debt expense, including the program fees and related costs of the NCFE financing.
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          (v)   up to 15% of Base Salary as determined solely in the discretion of the Compensation Committee of the Board of Directors of PhyAmerica Physician Group, Inc.